EXHIBIT 99.8



                        MARVEL ENTERTAINMENT GROUP, INC.
             INDEX TO CONTENTS OF THE SECOND QUARTER 1998 FORM 10-Q



                                                                                                                  Page
                                                                                                                  ----

Condensed Consolidated Balance Sheets as of June 30, 1998 and December 31, 1997......................................3


Condensed Consolidated Statements of Operations for the six months and three months ended June 30, 1998 and 1997.........................................................................................4


Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 1998 and 1997......................5


Condensed Consolidated Statements of Comprehensive Loss for the six months ended June 30, 1998 and 1997..............6


Notes to Condensed Consolidated Financial Statements.................................................................7


Management's Discussion and Analysis of Financial Condition and Results of Operations...............................14


Other Information...................................................................................................23


Signatures..........................................................................................................25

                        MARVEL ENTERTAINMENT GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                  (Dollars in millions, except per share data)
      (See Note 1 of Notes to Condensed Consolidated Financial Statements)
                                   (Unaudited)


                                                                                       June 30,           December 31,
                                                                                         1998                 1997
                                                                                    --------------       ---------------

ASSETS
Current assets:
   Cash                                                                               $ 23.3                $ 21.7
   Accounts receivable, net                                                             95.4                  86.8
   Inventories, net                                                                     30.6                  43.9
   Prepaid expenses and other                                                           34.6                  36.1
                                                                                    --------------       ---------------

     Total Current Assets                                                              183.9                 188.5

Property, plant and equipment, net                                                      47.4                  55.5
Goodwill and other intangibles, net                                                    169.4                 174.7
Investment in Toy Biz                                                                   33.0                  33.0
Deferred charges and other                                                              26.1                  24.8
                                                                                    --------------       ---------------

     Total Assets                                                                     $459.8                $476.5
                                                                                    ==============       ===============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Debtor-in-Possession Loan                                                          $ 81.4                $ 91.2
   Accounts payable                                                                     82.3                  78.3
   Accrued expenses and other                                                          153.7                 127.3
   Panini short term borrowings                                                         34.7                  39.5
   Panini debt                                                                         115.3                 121.9
                                                                                    --------------       ---------------

     Total Current Liabilities                                                         467.4                 458.2

Long-term debt                                                                           7.4                   8.5
Other long-term liabilities                                                             24.5                  19.6
Liabilities subject to settlement under reorganization                                 502.8                 502.2
                                                                                    --------------       ---------------

     Total Liabilities                                                               1,002.1                 988.5

Stockholders' deficit:
   Common stock                                                                          1.0                   1.0
   Additional paid-in capital                                                           93.1                  93.1
   Accumulated deficit                                                                (636.5)               (604.6)
   Comprehensive (loss)/gain                                                             0.1                  (1.5)
                                                                                    --------------       ---------------

     Total Stockholders' Deficit                                                      (542.3)               (512.0)
                                                                                    --------------       ---------------

     Total Liabilities and Stockholders' Deficit                                      $459.8                $476.5
                                                                                    ==============       ===============



The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of these statements.

                        MARVEL ENTERTAINMENT GROUP, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in millions, except per share data)
      (See Note 1 of Notes to Condensed Consolidated Financial Statements)
                                   (Unaudited)


                                                                                 For the                   For the
                                                                            Three Months Ended         Six Months Ended
                                                                                 June 30,                  June 30,
                                                                         ------------------------  ------------------------
                                                                            1998         1997         1998         1997
                                                                         -----------  -----------  -----------  -----------

Net revenues                                                              $ 106.1      $ 129.6      $ 203.2      $ 286.3

Cost of sales                                                                76.2         96.4        148.9        200.9

Selling, general & administrative expenses                                   22.8         51.5         46.1        100.0

Depreciation and amortization                                                 1.8          7.7          3.9         12.5

Amortization of goodwill, intangibles and deferred charges                    2.6          4.1          5.2          8.4

Interest expense, net (contractual interest for the three months ended
   June 30, 1998 and 1997 was $19.4 and $19.6, respectively, and contractual interest for the six months ended June 30, 1998 and 1997
   was $39.0 and $32.5, respectively)                                         6.4         13.2         13.3         28.8

Foreign exchange loss (gain)                                                  0.9         (0.8)         0.6         (1.5)

Loss on sale of confectionery assets                                          2.5          --           5.9          --

Equity in net (loss) income of unconsolidated subsidiaries
   and other, net                                                             0.3         (5.3)         0.4         (5.2
                                                                       -----------  -----------  -----------  -----------

Loss before reorganization items, provision for income taxes and
   minority interest                                                         (6.8)       (47.8)       (20.3)       (68.0)

Reorganization items                                                          4.3          2.6          9.4          6.0
                                                                       -----------  -----------  -----------  -----------

Loss before provision for income taxes and minority interest                (11.1)       (50.4)       (29.7)       (74.0)

Provision (benefit) for income taxes                                          1.7         (4.6)         2.2         (0.8)
                                                                       -----------  -----------  -----------  -----------

Loss before minority interest                                               (12.8)       (45.8)       (31.9)       (73.2)

Minority interest in earnings of Toy Biz                                    --            (3.9)        --           (3.5)
                                                                       -----------  -----------  -----------  -----------

Net loss                                                                   ($12.8)      ($41.9)      ($31.9)      ($69.7)
                                                                       ===========  ===========  ===========  ===========

Loss per Common Share - Basic and Diluted                                  ($  .13)     ($  .41)     ($  .31)     ($  .68)
                                                                       ===========  ===========  ===========  ===========

Common shares outstanding - Basic and Diluted (in millions)                 101.8        101.8        101.8        101.8
                                                                       ===========  ===========  ===========  ===========





The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of these statements.

                        MARVEL ENTERTAINMENT GROUP, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                  (Dollars in millions, except per share data)
      (See Note 1 of Notes to Condensed Consolidated Financial Statements)
                                   (Unaudited)

                                                                                                      For the
                                                                                                 Six Months Ended
                                                                                                     June 30,
                                                                                        -----------------------------------
                                                                                             1998                 1997
                                                                                        ---------------      --------------

Cash flows from operating activities:
   Net loss                                                                                  ($ 31.9)             ($69.7)
                                                                                        ---------------      --------------
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                                               9.1                20.9
     Provision for deferred income taxes                                                         0.2                 --
     Undistributed earnings of unconsolidated subsidiaries                                      (0.4)                5.2
     Minority interest in earnings of Toy Biz                                                    --                 (3.5)
     Loss on sale of confectionery asset                                                         5.9                 --
     Changes in assets and liabilities, net of effects of sale of confectionery business:
       Decrease (increase) in accounts receivable, net                                          (3.2)               43.3
       Decrease (increase) in inventories                                                        6.5                (1.3)
       Decrease (increase) in prepaid expenses and other assets                                 (2.7)               (8.4)
       (Decrease) increase in accounts payable                                                   2.1                (7.5)
       (Decrease) increase in accrued expenses and other                                        25.5               (41.0)
                                                                                        ---------------      --------------
   Total adjustments                                                                            43.0                 7.7
                                                                                        ---------------      --------------
         Net cash provided by (used in) operating activities                                    11.1               (62.0)
                                                                                        ---------------      --------------

Cash flows from investing activities:
   Capital expenditures                                                                         (1.8)              (14.3)
   Proceeds from sale of confectionery business, net of selling expenses
     and cash of foreign subsidiary                                                             12.4                 --
   Other investing activities, net                                                              (0.2)              (11.0)
                                                                                        ---------------      --------------
         Net cash provided by (used in) investing activities                                    10.4               (25.3)
                                                                                        ---------------      --------------

Cash flows from financing activities:
   Net repayments under term portion of credit agreements                                        --                 (5.1)
   Net borrowings under Toy Biz credit facility                                                  --                 12.0
   Net (repayments) borrowings under Debtor-in-Possession Loan                                  (9.8)               84.2
   Net repayments under other debt                                                              (9.8)               (1.7)
   Other financing activities                                                                    --                  0.1
                                                                                        ---------------      --------------
         Net cash provided by (used in) financing activities                                   (19.6)               89.5
                                                                                        ---------------      --------------

   Effect of exchange rate changes on cash                                                      (0.3)               (2.0)
                                                                                        ---------------      --------------

   Net increase in cash                                                                          1.6                 0.2

Cash, at beginning of period                                                                    21.7                25.1
                                                                                        ---------------      --------------
Cash, at end of period                                                                        $ 23.3              $ 25.3
                                                                                        ===============      ==============

Supplemental disclosures of cash flow information:
   Interest paid during the period                                                            $  7.1              $ 32.5
   Income taxes (refunded) paid, net during the period                                       ($  0.1)             $  0.8

The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of these statements.

                        MARVEL ENTERTAINMENT GROUP, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                     (Dollars in millions, except per share data)
      (See Note 1 of Notes to Condensed Consolidated Financial Statements)
                                   (Unaudited)




                                                                         For the                     For the
                                                                    Three Months Ended           Six Months Ended
                                                                         June 30,                    June 30,
                                                                --------------------------  --------------------------
                                                                    1998          1997          1998          1997
                                                                ------------  ------------  ------------  ------------

Net loss                                                          ($ 12.8)      ($ 41.9)      ($ 31.9)      ($ 69.7)

   Foreign currency translation adjustments                           0.9           0.8          (0.4)         (0.1)

                                                                ------------  ------------  ------------  ------------
Comprehensive loss                                                ($ 11.9)      ($ 41.1)      ($ 32.3)      ($ 69.8)
                                                                ============  ============  ============  ============




The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of these statements.

                        MARVEL ENTERTAINMENT GROUP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  (Dollars in millions, except per share data)

1.       BACKGROUND AND BASIS OF FINANCIAL STATEMENT PRESENTATION

         Marvel Entertainment Group, Inc. ("Marvel" and together with its subsidiaries, the "Company") was incorporated on December 2, 1986, in the State of Delaware. On December 27, 1996, Marvel along with eight of its operating and inactive subsidiaries (together with Marvel, the "Debtor Companies") commenced cases (the "Marvel Cases") under chapter 11, Title 11 of the United States Code (the "Bankruptcy Code") by filing voluntary petitions for relief in the United States Bankruptcy Court for the District of Delaware ("Bankruptcy Court"). In November 1997, the United States District Court for the District of Delaware
(the "District Court") withdrew the order referring the Marvel Cases to the Bankruptcy Court. As more fully described in Note 2, on July 30, 1998 Marvel, Toy Biz, the secured creditors, the official committee of unsecured creditors, the official committee of equity holders and other interested parties reached a global settlement and on July 31, 1998, the District Court approved the settlement and confirmed the Fourth Amended Plan of Reorganization (the "Toy Biz Plan"). The Company anticipates that the consummation of the Toy Biz Plan should occur on or about September 30, 1998, subject to certain conditions being satisfied. There can be no assurance however, that the consummation of the Toy Biz Plan will occur as anticipated.

         The accompanying unaudited condensed consolidated financial statements include the accounts of Marvel Entertainment Group, Inc. and its subsidiaries. The unaudited condensed consolidated financial statements of the Company include the consolidation of Toy Biz, Inc. and its subsidiaries (collectively "Toy Biz") since its initial public offering on March 2, 1995 (the "Toy Biz IPO") through June 30, 1997. Since July 1, 1997, due to the dispute over Marvel's ability to control or influence Toy Biz and because Toy Biz ceased reporting its financial information to the Company, the Company deconsolidated Toy Biz (see Note 2). The Company's operations currently consist of (i) the publication and sale of comic books and children's magazines, (ii) the manufacture and distribution of sports and entertainment trading cards and children's activity sticker collections,
(iii) licensing of the various characters owned by the Company for consumer products, media and advertising-promotion and (iv) the manufacture and distribution of adhesive paper products. In the opinion of management, all adjustments and intercompany eliminations necessary for a fair presentation of the results of operations, financial position and cash flows have been made and were of a normal recurring nature. These interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements on Marvel's Form 10-K and amendment thereto for the year ended December 31, 1997. Certain prior year amounts have been reclassified to conform to current year presentation.

         The Condensed Consolidated Balance Sheet, as of June 30, 1998, reflects Marvel's investment of approximately 7.4 million shares of Toy Biz common stock at the historical cost adjusted for the equity method of accounting through the date of deconsolidation. As of June 30, 1998 the Company's investment in Toy Biz was $33.0. Had the Company reinstated accounting for its investment in Toy Biz on the equity method, the carrying value would have been $27.3 at June 30, 1998 based on Toy Biz's published results through June 30, 1998.

         The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. Continuation of the Company as a going concern is contingent upon, among other things, the consummation of the Toy Biz Plan (as defined below), the Company's ability to comply with its debtor-in-possession financing agreement, resolution of various litigation against the Company, the Company's ability to make its information systems Year 2000 compliant, the Company's ability to generate sufficient cash from operations and obtain financing sources to meet its future obligations and the Company's ability to retain key employees and customers. In addition, the Company has experienced recurring operating losses, working capital deficiencies, negative operating cash flows and is currently in default under substantially all of its debt agreements. In the absence of the consummation of the Toy Biz Plan or any other plan of reorganization, these matters raise substantial doubt about the Company's ability to continue as a going concern.

         If the Toy Biz Plan or any other plan of reorganization is consummated, the consolidated results of operations and the financial position of the Company may be materially affected.

                        MARVEL ENTERTAINMENT GROUP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  (Dollars in millions, except per share data)

2.       CHAPTER 11 REORGANIZATION
         (Refer to the Notes to Consolidated Financial Statements included in Marvel's Form 10-K and amendments thereto for more information.)

Operating Companies

         On December 27, 1996, Marvel along with eight of its operating and inactive subsidiaries, Fleer Corp. ("Fleer"), SkyBox International, Inc. ("SkyBox"), Marvel Characters, Inc., Heroes World Distribution, Inc. ("Heroes World"), The Asher Candy Company, Malibu Comics Entertainment, Inc. ("Malibu"), Frank H. Fleer Corp. and Marvel Direct Marketing Inc. (together with Marvel, the "Debtor Companies") commenced the Marvel Cases in the Bankruptcy Court. Panini S.p.A. ("Panini") and Marvel Restaurant Venture Corp. ("Marvel Restaurants") (a general partner in the joint venture developing Marvel Mania restaurants), which were then active subsidiaries of Marvel, and Toy Biz, as well as certain other inactive subsidiaries, did not file petitions under the Bankruptcy Code.

         As a result of the several failed attempts at a plan of reorganization, the acrimony among the parties involved, the conflicts of interest between the parties and the significant amount of professional fees and other bankruptcy related costs incurred by the Company, on December 22, 1997, John J. Gibbons was appointed as Chapter 11 Trustee (the "Chapter 11 Trustee") for the Company. The order appointing the Chapter 11 Trustee was appealed by certain creditors of the Company and was affirmed on March 25, 1998 by the United States Court of Appeals for the Third Circuit ("Court of Appeals").

         The Chapter 11 Trustee has all of the powers of the Board of Directors and management of the Debtor Companies to operate and manage the Debtor Companies, but generally may not engage in transactions outside the ordinary course of business without approval, after notice and hearing of the District Court. Since the appointment of the Chapter 11 Trustee, the Board of Directors of Marvel no longer controls the business of Marvel and as a result, the Board of Directors resigned during 1998.

Plans of Reorganization

         On October 8, 1997, Toy Biz and the senior secured lenders of the Debtor Companies proposed an unsolicited merger plan to purchase Marvel. On July 30, 1998, Toy Biz, Marvel, the senior secured creditors of the Debtor Companies, the official committee of unsecured creditors, the official committee of equity holders of Marvel and other interested parties reached a global settlement, and on July 31, 1998, the District Court approved the settlement and confirmed the Toy Biz Plan. The Toy Biz Plan contemplates the combination of the Company with a wholly owned subsidiary of Toy Biz. Following this combination, Toy Biz intends to change its name ("NEWCO"). In connection with the Toy Biz Plan, the Toy Biz stockholders, other than the Company, would receive approximately 40% of the outstanding common stock of NEWCO (assuming the conversion of all preferred stock to be issued by NEWCO pursuant to the Toy Biz Plan but not assuming any exercise of warrants to be issued pursuant to the Toy Biz Plan) and the senior secured lenders would receive a combination of cash and common and preferred securities issued by NEWCO which (under the same assumptions) would represent approximately 42% of the common stock of NEWCO. Investors, including Mr. Perlmutter, the controlling shareholder of Toy Biz, would purchase securities that (under the same assumptions) would represent approximately 18% of the common stock of NEWCO. Under the Toy Biz Plan, the unsecured creditors will receive (i) up to $8.0 in cash and (ii) between 1.0 million and 1.75 million warrants having a term of four years and entitling the holders to purchase common stock of NEWCO at $17.25 per share. The exact amount of cash and warrants to be distributed to the unsecured creditors will be determined by reference to the aggregate amount of allowed unsecured claims. In addition, unsecured creditors will be entitled to receive distributions from any future recovery on certain litigation. Finally, the Toy Biz Plan provides that three series of warrants (the "Stockholder Warrants") will be distributed to holders of shares of Marvel common stock, to holders of certain class securities litigation claims arising in connection with the purchase and sale of Marvel common stock and to La Salle National Bank. The Stockholder Warrants consist of (a) three-year warrants to purchase 4.0 million shares of common stock in NEWCO at $12.00 per share, (b) six-month warrants to purchase 3.0 million shares of preferred stock to be issued by NEWCO for $10.65 per share and (c) four-year warrants to purchase 7.0 million shares of common stock in NEWCO at $18.50

                        MARVEL ENTERTAINMENT GROUP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  (Dollars in millions, except per share data)

per share. The recipients of the Stockholder Warrants will also be entitled to receive distributions from any future recovery on certain litigation. Certain other cash distributions are also provided for by the Toy Biz Plan in connection with settling the disputes arising out of the bankruptcy proceedings. The Toy Biz Plan was proposed by in excess of two-thirds in amount of senior secured lenders and is supported by the Chapter 11 Trustee, the unsecured creditors committee and the equity committee. The Toy Biz Plan was confirmed by the District Court on July 31, 1998. Consummation of the Toy Biz Plan is subject to a number of conditions including approval of the Toy Biz stockholders. Toy Biz has called a meeting of its stockholders for September 11, 1998 for the purpose, among other things, of considering and voting upon approval of the transactions contemplated by the Toy Biz Plan.

         Consummation of the Toy Biz Plan will provide for the restructuring of the Company's existing liabilities and will result in the elimination of substantially all of the Company's existing domestic senior debt obligations and certain other pre-petition obligations of the Debtor Companies. In addition to the Toy Biz securities issuance previously discussed, the Toy Biz Plan provides for (i) the delivery of approximately $231.8 in cash to the fixed senior secured lenders and up to $8.0 in cash to the unsecured creditors; (ii) the creation of two litigation trusts for the benefit of NEWCO, the unsecured creditors, the fixed senior secured lenders and the equity holders; (iii) the payment in cash of all administration expense claims incurred in connection with Marvel Cases (in the event that the aggregate amount of such administrative claims is in excess of $35.0, the receipt by NEWCO of cash in an amount equal to such excess from an affiliate of Mr. Perlmutter in exchange for a note from NEWCO for an equal amount); and (iv) subject to certain limitations, a guaranty from NEWCO to the senior secured lenders of up to $40.0 of deficiency in respect of restructured Panini debt obligations. In addition, the Toy Biz Plan provides for the payment by NEWCO of $3.5 to certain claimants in the Marvel Cases in settlement of disputes.

         As part of the Toy Biz Plan two litigation trusts will be formed on the consummation date. The purpose of the Avoidance Litigation Trust (the "Avoidance Trust") is to pursue bankruptcy avoidance claims. The purpose of the Mafco Litigation Trust (the "Mafco Trust") is to pursue certain litigation claims against Ronald O. Perelman and various related entities and individuals. The District Court will have jurisdiction over both of these trusts, their trustees, the claims, and any other assets of the trusts. NEWCO will agree to loan up to $1.1, on a revolving basis to the Avoidance Trust and up to $1.0 on a revolving basis to the Mafco Trust to cover professional fees and expenses.

         The Avoidance Trust will have one trustee designated, subject to the consent of NEWCO, by the committee of unsecured creditors. The beneficiaries of the Avoidance Trust will be NEWCO, the unsecured creditors committee, and the fixed senior secured lenders. Pursuant to the agreement governing the Avoidance Trust, the Debtor Companies will, on the consummation date, contribute to the Avoidance Trust all of their interests in any causes of action under certain avoidance sections of the Bankruptcy Code, but excluding those (i) relating to any claims under any tax-sharing or other similar agreement to which Marvel has been a party; or (ii) against any person or entity released or exculpated under the Toy Biz Plan. The Avoidance Litigation Trustee agrees to enforce these claims for the benefit of the Avoidance Trust's beneficiaries and to hold any proceeds from these claims in trust for those beneficiaries. The Avoidance Litigation Trustee may be directed by NEWCO to choose not to pursue any litigation  claim that  threatens  to adversely  affect  NEWCO's  business.  The existence of the Avoidance Trust will terminate five years after the consummation date of the Toy Biz Plan unless the District Court approves an extension of the term of the Avoidance Trust for good cause.

         The Mafco Trust will have three trustees, one of which will be designated by the equity committee, one designated by the unsecured creditors' committee, and one designated by the Chapter 11 Trustee. The beneficiaries of the Mafco Trust will be the Debtor Companies, unsecured creditors and the Marvel equity holders. Pursuant to the agreement governing the Mafco Trust, the Debtor Companies will, on the consummation date, contribute to the Mafco Trust all interests in any cause of action based upon claims against Ronald O. Perelman, certain of his affiliates, and certain other former directors of Marvel relating to the action filed by the Company on October 30, 1997, but excluding those (i) relating to any claims under any tax-sharing or other similar agreements to which Marvel has been a party; or (ii) against any person or entity released or exculpated under the Toy Biz Plan. The Mafco Litigation trustees agree to enforce these claims for the benefit of the Mafco Trust and hold any proceeds from these claims in trust for those

                        MARVEL ENTERTAINMENT GROUP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  (Dollars in millions, except per share data)

beneficiaries. The existence of the Mafco Trust will terminate five years after the consummation date of the Toy Biz Plan unless the District Court approves an extension of the term of the Mafco Trust for good cause.

         On May 12, 1998, a settlement was reached among Toy Biz, Chapter 11 Trustee, representatives of the Company's secured lenders, and certain other parties to settle litigation commenced by the Company against Toy Biz, the secured lenders and those other parties (the "Governance Litigation"). As a part of this settlement, the Chapter 11 Trustee agreed to attempt to have vacated the appeal of the Governance Litigation concerning the Company's alleged right to replace the Toy Biz board of directors currently pending in the Court of Appeals and to support the Toy Biz Plan, which was amended to reflect the settlement agreement. The Governance Litigation will, pursuant to the Toy Biz Plan, be settled upon consummation of the Toy Biz Plan.

         If the Toy Biz Plan is unable to be consummated, the Company's creditors or equity security holders may seek other alternatives for the Company, including bids for the Company or parts thereof through an auction process, or possible liquidation.

Holding Companies

         On March 3, 1998, the District Court entered an order permitting the distribution to the holders of the Holding Companies' debt obligations (the "Noteholders") of up to 12.5 million outstanding shares of common stock of Marvel which were pledged to secure the Holding Companies' debt obligations (the "Notes"). Further, the order authorized the sale by Marvel Holdings, Inc. ("Holdings"), for cash of an additional 2.5 million shares of common stock of Marvel currently held by Holdings in escrow to pay certain administrative expenses. The Indenture Trustee subsequently sought an order from the District Court permitting the distribution to the Noteholders of additional shares of common stock which were pledged to secure the Notes. By an order dated April 9, 1998, the District Court authorized the distribution to the Noteholders of an additional 21.5 million shares of common stock and the sale of approximately 400,000 additional shares of common stock currently held by Holdings to pay certain administrative expenses.

         On April 17, 1998, trading of Marvel's common stock was suspended by the New York Stock Exchange and application will be made to the Securities and Exchange Commission to delist the stock. The Company understands that the New York Stock Exchange reached the decision in view of the fact that Marvel is below the Exchange's continued listing criteria. All issued and outstanding shares of Marvel common stock will be canceled as of the consummation date of the Toy Biz Plan.

Other

         As part of the chapter 11 process, the Debtor Companies have received a significant number of proofs of claims. The Company has commenced the process of rejecting certain of these claims and further believes that a majority of these claims may have been paid pursuant to first day orders of its bankruptcy proceedings or are without merit. Although the Company believes that amounts recorded as of June 30, 1998 are adequate to cover the ultimate liability under these claims, there can be no assurance that these claims will not be settled for amounts in excess of these amounts. The Toy Biz Plan provides for, among other things, the delivery of $8.0 in cash to the unsecured creditors, the creation of the Avoidance Trust and the Mafco Trust, both of which are, in part, for the benefit of the unsecured creditors, and the issuance of 1,750,000 plan warrants which will entitle an unsecured creditor to purchase one share of NEWCO stock for $17.25 within four years of the Toy Biz Plan's consummation. In addition, three series of stockholder warrants will be issued to, among other parties, the unsecured creditors which entitle the holder to purchase shares of NEWCO common stock at various prices over certain periods of time.

         Financial accounting and reporting during a chapter 11 proceeding is prescribed in Statement of Position No. 90-7, "Financial Reporting by Entities in Reorganization Under Bankruptcy Code" ("SOP 90-7"). Accordingly, certain pre-petition obligations, which may be subject to settlement, have been classified as obligations, subject to chapter 11 settlement under reorganization and consist of the following estimated amounts:

                        MARVEL ENTERTAINMENT GROUP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  (Dollars in millions, except per share data)


                                                                                       June 30,      December 31,
                                                                                         1998            1997
                                                                                    --------------- ---------------
Total accrued expenses                                                              $     13.7      $     13.7
Debt:
U.S. Term Loan Agreement                                                            $    350.7      $    350.0
      Amended and Restated Credit Agreement                                              120.0           120.0
      Additional Revolving Credit Facility                                                15.0            15.0
      Other debt                                                                           0.6            --
                                                                                    --------------- ---------------
        Total debt                                                                       485.6           485.0
                                                                                    --------------- ---------------
Other long-term liabilities                                                                3.5             3.5
                                                                                    --------------- ---------------
Total liabilities subject to settlement under reorganization                        $    502.8      $    502.2
                                                                                    --------------- ---------------

3.    DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

Accounts receivable, net:

                                                                                       June 30,      December 31,
                                                                                         1998            1997
                                                                                    --------------- ---------------
      Accounts receivable                                                           $    107.7      $    109.6
      Less:  Allowances                                                                  (12.3)          (22.8)
                                                                                    --------------- ---------------
                                                                                    $     95.4      $     86.8
                                                                                    =============== ===============
Inventories, net:
      Finished goods                                                                $     16.5      $     26.0
      Work in process                                                                     10.1            12.7
      Raw materials                                                                        9.5            13.9
      Less:  Reserve for obsolescence                                                     (5.5)           (8.7)
                                                                                    --------------- ---------------
                                                                                    $     30.6      $     43.9
                                                                                    =============== ===============
Goodwill and other intangibles, net:
      Goodwill and other intangibles                                                $    241.6      $    243.9
      Less:  Accumulated amortization                                                    (72.2)          (69.2)
                                                                                    --------------- ---------------
                                                                                    $    169.4      $    174.7
                                                                                    =============== ===============

4.       SALE OF ASSETS

         On June 15, 1998, the Company sold the remaining portion of its confectionery business for $13.0 in cash, plus certain assumed liabilities. The Company transferred certain assets, rights and properties free of all liens of its domestic operations as well as all capital stock of its interests in foreign operations, as well as certain debt, liabilities and obligations.

         The Company used $9.8 of the net proceeds from the sale to pay down a portion of the principal balance of the DIP loan, and the balance was primarily used to prepay DIP interest. A summary of the confectionery net assets sold is illustrated below:

                        MARVEL ENTERTAINMENT GROUP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  (Dollars in millions, except per share data)


Current Assets                                        $    12.0
Long Term Assets                                            9.5
                                                      ------------
Total Assets                                          $    21.5
                                                      ------------

Current Liabilities                                   $     4.4
Long Term Liabilities                                       0.2
                                                      ------------
Total Liabilities                                     $     4.6
                                                      ------------
Net Assets                                            $    16.9
                                                      ============


         During the six months ended June 30, 1998, the Company recognized a loss on sale of approximately $5.9, which included $2.0 related to the cumulative translation adjustment of the foreign confectionery business sold.

         Included in the Condensed Consolidated Statements of Operations for the six months ended June 30, 1998, are $8.4 of confectionery revenues. Operating loss for the six months ended June 30, 1998 was $2.2.

                        MARVEL ENTERTAINMENT GROUP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  (Dollars in millions, except per share data)
                                   (Unaudited)


5.       FINANCIAL STATEMENTS OF ENTITIES OPERATING UNDER CHAPTER 11

The combined condensed balance sheet as of June 30, 1998 of the Debtor Companies is as follows:

ASSETS
Current assets:
      Cash                                                       $     16.6
      Accounts receivable, net                                         14.5
      Inventories, net                                                  8.8
      Prepaid expenses and other                                        5.4
                                                                 ---------------
             Total Current Assets                                      45.3

Property, plan and equipment, net                                       3.1
Goodwill and other intangibles, net                                   108.3
Investment in Toy Biz                                                  33.0
Deferred charges and other                                             14.1
Investments in and advances to subsidiaries, at cost                  (38.7)
                                                                 ---------------
             Total Assets                                        $    165.1
                                                                 ===============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Debtor-in-Possession Loan                                  $     81.4
      Accounts payable                                                 20.5
      Accrued expenses and other                                       92.5
                                                                 ---------------
             Total Current Liabilities                                194.4

Other long-term liabilities                                            10.2
Liabilities subject to settlement under reorganization                502.8
                                                                 ---------------
             Total Liabilities                                        707.4
                                                                 ---------------

Stockholders' deficit:
      Common stock                                                      1.0
      Additional paid-in-capital                                       93.1
      Accumulated deficit                                            (636.5)
      Comprehensive loss                                                0.1
                                                                 ---------------
             Total Stockholders' Deficit                             (542.3)
                                                                 ---------------
             Total Liabilities and Stockholder's Deficit         $    165.1
                                                                 ===============

                        MARVEL ENTERTAINMENT GROUP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  (Dollars in millions, except per share data)
                                   (Unaudited)


The combined condensed statement of operations for the six months ended June 30, 1998 of the Debtor Companies is as follows:


Net revenues                                                                                      $75.2

Cost of sales                                                                                      59.3

Selling, general & administrative expenses                                                         26.1

Depreciation and amortization                                                                       1.4

Amortization of goodwill, intangibles and deferred charges                                          3.4

Interest expense, net (Contractual interest for the six months ended June 30,
1998 1 was $30.5)                                                                                   5.1

Loss on sale of confectionery business                                                              5.9

Equity in net income of unconsolidated subsidiaries and other, net                                  0.4
                                                                                           ---------------
Loss before reorganization items and provision for income taxes                                   (25.6)

Reorganization items                                                                                9.4
                                                                                           ---------------
Loss before provision for income taxes                                                            (35.0)

Provision for income taxes                                                                          0.2
                                                                                           ---------------
Net loss Debtor Companies                                                                         (35.2)

Equity in net income of non-Debtor Companies                                                        3.3
                                                                                           ---------------
Net loss                                                                                         ($31.9)
                                                                                           ===============